Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Scoutcam Inc, of our report dated March 31, 2021 relating to the financial statements of Scoutcam Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

A Firm in the Deloitte Global Network

Tel Aviv, Israel

May 4, 2021